EXHIBIT 16

                           SCHEDULE FOR COMPUTATION OF
                            PERFORMANCE QUOTATIONS OF
                      THE 44 WALL STREET EQUITY FUND, INC.

                              TOTAL RETURN FORMULA


                     n
               P(1+T)  = ERV

Where          P    =    a hypothetical initial payment of $1,000

          T    =    average annual total return

          n    =    number of years

          ERV  =    ending redeemable value of a hypothetical $1,000 payment
                    made at the end of the 1-, 5- or 10 year periods (or fractional portion thereof)

For the 1-year period ended December 31, 1995:

                      1
          $1,000 (1+T)    =  $ 1,252.75  or an annual compounded rate of 25.28%

For the 5-year period ended December 31, 1995:

                      5
          $1,000 (1+T)    =  $ 2,069.27  or an average annual compounded rate of
                               15.70%

For the period September 30, 1988 (inception) to December 31, 1995:

                      7.25
          $1,000 (1+T)    =  $ 2,511.57  or an average annual compounded rate of
                               13.54%